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                                                            EXHIBIT 10.28
                                                            -------------
                            Equipment Lease Agreement
                            for SoftLight (SM) Lasers

        Lessee Information:

        Name:          Medical Supply & Service Co. (MEDIC) ("Lessee")
        Address:       P.O. Box 7795
                       Jeddah, 21472
                       Saudi Arabia
        Telephone No.: 966-2-669-5961
        Fax No.        966-2-669-4525
        Effective Date:November 8, 1996

        BACKGROUND

        A. ThermoLase Corporation ("ThermoLase") has developed specially-designed lasers (the "SoftLight Lasers") for use in the removal of hair and the rejuvenation of skin (the "SoftLight Procedures").

        B. ThermoLase is prepared to lease SoftLight Lasers to Lessee for use in Saudi Arabia on the terms and conditions set forth below.

        AGREEMENT

             ThermoLase and Lessee agree as follows:

        1.   LEASE; SUBLEASE

             1.1 Equipment Leased. ThermoLase agrees to lease to Lessee up to fifteen (15) SoftLight Lasers capable of performing hair removal procedures and up to fifteen (15) SoftLight Lasers capable of performing skin rejuvenation procedures, if different.
         Lessee acknowledges that ownership of and title to such SoftLight Lasers shall remain with ThermoLase, and Lessee shall take no action adverse to ThermoLase's title to and interest in such SoftLight Lasers. Lessee shall not directly or indirectly create or suffer to exist any mortgage, security interest, attachment, writ or other lien or encumbrance on the SoftLight Lasers, and will promptly, at its own expense, discharge any such lien or encumbrance that may arise. After Lessee has successfully completed ThermoLase's training course relating to the performance of the SoftLight Procedures, ThermoLase shall use commercially reasonable efforts to complete shipment of the SoftLight Lasers to a facility established by Lessee and approved by ThermoLase (a "Facility") within thirty (30) days after Lessee's request for such shipment, provided that Lessee has completed all of the modifications necessary to the Facility to prepare the Facility in accordance with specifications approved


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        by ThermoLase. Lessee shall pay all costs and expenses associated with the shipment of such SoftLight Lasers from ThermoLase's facility to the Facility, including without limitation freight, insurance, customs duties and related charges and taxes, provided, however, that ThermoLase shall pay or reimburse Lessee, within thirty (30) days, for any import duties or taxes imposed by Saudi Arabia up to a maximum of *****************************
        ************************************.  Lessee agrees not to remove, obscure or otherwise deface any labeling present on any SoftLight Laser at the time of delivery thereof to Lessee.

             1.2 Subleases. Lessee may enter into subleases for the SoftLight Lasers to the extent reasonably necessary to establish and operate Facilities in Saudi Arabia. The terms and conditions of each sublease which relate to the ownership and operation of the SoftLight Lasers shall be subject to the approval of ThermoLase, which shall not be unreasonably withheld. Lessee shall have no obligation to disclose to ThermoLase the economic terms and conditions of any sublease, except to the extent necessary for calculating the rent payable to ThermoLase pursuant to Article 7 hereof. For purposes of calculating the rent payable to ThermoLase pursuant to Article 7 hereof, reference shall be made to the aggregate gross revenues of Lessee and all sublessees.

        2.   INSTALLATION

             2.1 Initial Installation. As soon as reasonably practicable after delivery of the SoftLight Lasers, ThermoLase shall install, or cause to be installed, at no additional charge to Lessee, the SoftLight Lasers at the Facility; provided, however, that ThermoLase shall have no obligation to install the SoftLight Lasers unless the installation site (i) meets the specifications approved by ThermoLase, (ii) remains accessible to ThermoLase throughout the period of installation and (iii) is otherwise safe and appropriate for installation of the SoftLight Lasers. ThermoLase, or its designated agent or subcontractor, shall perform all unpacking of the SoftLight Lasers at the Facility. Upon installation thereof, ThermoLase, or its designated agent or subcontractor, shall perform ThermoLase's standard acceptance test procedures to confirm that the SoftLight Lasers operate in substantial conformance with the applicable specifications.

             2.2 Unauthorized Installation, Reinstallation or Relocation. Any installation or reinstallation of any SoftLight Laser performed by any person other than ThermoLase, or its designated agent or subcontractor, without the prior written consent of ThermoLase, shall be a breach of this Agreement by Lessee. Lessee shall not relocate the SoftLight Lasers installed in the Facility without the prior written consent of ThermoLase. Any such relocation consented to by ThermoLase shall be performed by ThermoLase, or its designated agent or subcontractor. ThermoLase hereby disclaims all liability for any and all claims,

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        losses, costs and damages to the extent arising from or in connection with the unauthorized installation, reinstallation or relocation of any SoftLight Laser.

             3. SERVICE AND MAINTENANCE. ThermoLase agrees, provided it is promptly notified upon the discovery of any defect, to repair or replace, at ThermoLase's option, a defective SoftLight Laser or any component thereof, so as to cause the same to operate in substantial conformance with the protocols set forth in the SoftLight User's Manual (the "User Manual") when subjected to normal, proper and intended usage by properly trained personnel, all in accordance with the User Manual. Such repair or replacements shall be at ThermoLase's expense, except that Lessee shall pay all costs and expenses associated with the shipment of such SoftLight Lasers, including without limitation freight, insurance, customs duties and related charges and taxes, provided, however, that ThermoLase shall pay or reimburse Lessee, within thirty (30) days, for any import duties or taxes imposed by Saudi Arabia up to a maximum of *****************************
        ************************************.  Lessee agrees to make
        SoftLight Lasers installed in the Facility available to ThermoLase for inspection at any reasonable time and to cooperate reasonably with ThermoLase in the performance of its obligations hereunder. Because of the importance of safe and effective operation of the SoftLight Lasers in compliance with applicable laws and regulations, it is understood and agreed that Lessee shall not undertake to provide, or contract with any party other than ThermoLase (or ThermoLase's designated agent or subcontractor) to provide, maintenance or other services of any nature with respect to any SoftLight Laser without the prior written consent of ThermoLase. ThermoLase shall have the right to subcontract its obligations under this Section 3. ThermoLase shall contract its in-country maintenance to Medic during the term of this agreementThermoLase shall not be responsible for costs of service or maintenance to the SoftLight Lasers that is caused by or related to (i) misuse, fault or negligence of or by Lessee, or (ii) use of the SoftLight Lasers in an operating environment inconsistent with the User Manual or in combination with equipment, software or other products not supplied by ThermoLase. ThermoLase shall furnish off-site telephone and fax support, in the form of consultations, assistance and advice on the use and maintenance of SoftLight Lasers, within 2 Business Days after receipt of Lessee's request therefor. In the event that the reported defect is not corrected within an additional 5 Business Days after the initiation of such off-site telephone support, ThermoLase shall repair or replace, at ThermoLase's option, such defective SoftLight Laser as soon as reasonably possible. Replacement parts may be new or refurbished, at the election of ThermoLase. All replaced parts shall be and remain the property of ThermoLase. If, at any time after arrival at the Facility, ThermoLase's service representatives are unable to proceed with the performance of service or maintenance requested hereunder due to delays caused by Lessee, its agents, employees, representatives or contractors, Lessee shall reimburse ThermoLase

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        upon demand for such delays at ThermoLase's then prevailing rates. ThermoLase or its designee will conduct training for franchisee's employee(s) in the U.S. at no cost to franchisee. Franchisee shall be responsible for all travel, room and board expenses incurred by its employee(s) during the training.

        4.   SPARE PARTS AND REPLACEMENT LASERS.

             4.1 Spare Parts. ThermoLase shall provide to Lessee, at no additional cost to Lessee, an initial supply of spare parts for the SoftLight Lasers and associated equipment. During the term of this Agreement, ThermoLase shall provide to Lessee, at no additional cost to Lessee, reasonable additional quantities of spare parts. In each case, Lessee shall pay all costs and expenses associated with the shipment of the spare parts, including without limitation freight, insurance, customs duties and related charges and taxes, provided, however, that ThermoLase shall pay or reimburse Lessee, within thirty (30) days, for any import duties or taxes imposed by Saudi Arabia up to a maximum of
        *************************************************************.

             4.2 Replacement SoftLight Lasers. ThermoLase shall have the right to substitute modified or replacement versions of the SoftLight Laser for any SoftLight Laser then installed in a Facility. ThermoLase shall substitute improved versions of the SoftLight Laser within a reasonable period of time after such improved versions are placed in general commercial service by ThermoLase. In such event, ThermoLase shall arrange for the delivery and installation of a new SoftLight Laser at, and removal of the replaced SoftLight Laser from, the Facility at ThermoLase's expense, except that Lessee shall pay all costs and expenses associated with the shipment of such SoftLight Lasers, including without limitation freight, insurance, customs duties and related charges and taxes, provided, however, that ThermoLase shall pay or reimburse Lessee, within thirty (30) days, for any import duties or taxes imposed by Saudi Arabia up to a maximum of
        ************************************************************
        *****.

        5.   SUPPLIES

             5.1 SoftLight Lotion. Throughout the term of this Agreement, ThermoLase agrees to supply to Lessee the lotion used in the SoftLight Procedures (the "SoftLight Lotion") in such amounts as may be reasonably requested by Lessee (based on Lessee's use of the SoftLight Lasers as reported to ThermoLase) for use in connection with the performance of the SoftLight Procedures under the terms of this Agreement. ThermoLase shall endeavor to obtain the approval of the SoftLight Lotion by the Saudi Arabian Standards Organization. ThermoLase shall use commercially reasonable efforts to ship SoftLight Lotion to Lessee within fifteen (15) Business Days after receipt of Lessee's written request therefor. Title to the SoftLight Lotion shall pass to Lessee upon delivery of possession of the SoftLight

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        Lotion by ThermoLase to the carrier, and Lessee shall pay all costs and expenses associated with shipment of the SoftLight Lotion, including without limitation freight, insurance, customs duties and related charges and taxes, provided, however, that ThermoLase shall pay or reimburse Lessee, within thirty (30) days, for any import duties or taxes imposed by Saudi Arabia up to a maximum of *************************************************
        ****************. Lessee acknowledges and understands that the composition of the SoftLight Lotion has been carefully developed in order to maximize the safety and effectiveness of the SoftLight Procedures in compliance with applicable laws and regulations, and Lessee covenants and agrees not to (i) modify the same in any manner or (ii) use a SoftLight Laser in the absence of the SoftLight Lotion or otherwise in conjunction with any lotion, gel, compound or other substance which has not been approved in advance and in writing by ThermoLase as complying with applicable laws and regulations and satisfying ThermoLase's safety and efficacy standards with respect to the use of SoftLight Lasers. ThermoLase reserves the right to modify, from time to time during the term of this Agreement, the SoftLight Lotion supplied to Lessee hereunder.

             5.2. Other Supplies. All other supplies required in connection with the performance of the SoftLight Procedures shall be provided by Lessee at Lessee's sole cost and expense, including without limitation, smoke evacuator filters, waxing equipment and supplies, and lotions and cleansers; provided, however, that ThermoLase reserves the right to inspect such supplies and to impose minimum standards with respect to such supplies, which ThermoLase considers, in its reasonable discretion, to be necessary in order to satisfy ThermoLase's safety and efficacy standards with respect to the use of SoftLight Lasers. ThermoLase shall provide Lessee with a list of such other supplies and the names of suppliers thereof.

        6.   ADDITIONAL EQUIPMENT

             6.1 Additional SoftLight Lasers. ThermoLase will provide to Lessee up to five (5) additional SoftLight Lasers during any period of six (6) months, provided that the SoftLight Lasers then operated by Lessee are generating total revenue to ThermoLase per semiannual period of at least *********** times the number of SoftLight Lasers then in operable condition. The rental for such additional SoftLight Lasers shall be the same as provided in
        Section 7.2 below.

             6.2 Skin Rejuvenation Process. Lessee acknowledges that the use of SoftLight Lasers for skin rejuvenation has not yet been perfected and that ThermoLase may decide to lease to Lessee SoftLight Lasers specially designed for use in skin rejuvenation procedures ("Dedicated Lasers"). If ThermoLase decides to place Dedicated Lasers in general commercial service, then ThermoLase shall lease Dedicated Lasers to Lessee on the same terms and conditions as the other SoftLight Lasers described herein.

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        7.   RENTALS

             7.1 Advance Payments. In consideration for the use of the SoftLight Lasers leased to Lessee pursuant to this Agreement, Lessee shall pay to ThermoLase: (i) a non-refundable advance payment of Five Hundred Thousand United States Dollars (US$500,000), due at the time of execution of this Agreement,
        (ii) a non-refundable advance payment of Five Hundred Thousand United States Dollars (US$500,000), due on the day after the first anniversary of this Agreement, and (iii) ongoing rentals as provided in paragraph (b) below.

             7.2  Rent.     Rent shall be payable monthly within fifteen
        (15) days following the end of each calendar month in the amount of ************************* of gross revenues generated from the performance of the SoftLight Procedures at the Facilities during the relevant month, provided, however, that the first payment shall not be due until fifteen (15) days after the end of the fourth month after the first Facility commences operations with respect to revenues generated at such Facility during such period. The rent shall increase to ************************* *************** beginning one year after the first Facility commences operations and to ************************** beginning two years after the first Facility commences operations.

        Each payment of rent shall be accompanied by a written report, in a form to be mutually agreed, specifying the method of calculation of the rent for the applicable month.

             7.3 Taxes. The rent and all other amounts payable pursuant to this Agreement are to be paid by Lessee without deduction or withholding for or on account of any and all present and future taxes and fees, all of which shall be paid by Lessee, provided, however, that Lessee may withhold from its payment hereunder Saudi Arabian income taxes payable by ThermoLase. Lessee shall obtain and provide to ThermoLase any certificate of exemption or similar document required to exempt any transaction under this Agreement from any such tax or fee. In addition, if Lessee withholds any taxes from rent or other amounts payable to ThermoLase hereunder, then Lessee shall provide to ThermoLase evidence of the payment of such taxes to the relevant taxing authority.

             7.4 Currency. The rent and all other amounts payable pursuant to this Agreement shall be payable in United States Dollars. To the extent that revenues generated at a Facility are in a currency other than United States Dollars, such revenues shall be converted into United States Dollars, for the purposes of calculating rent payable to ThermoLase hereunder, at the average exchange rate during the relevant calendar month as published by the Saudi Arabian Monetary Authority (SAMA).

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             7.5  Financial Records.  Lessee shall keep and maintain, at each Facility and for a period of not less than five (5) years after the expiration or earlier termination of this Agreement, complete and accurate books and records (collectively, the "Financial Records") covering all financial and other information required in connection with the determination of the rent payable hereunder. The Financial Records shall be maintained in accordance with accounting principles generally accepted in the Kingdom of Saudi Arabia, consistently applied. Lessee shall engage an internationally recognized accounting firm to provide an annual audit and accounting of the business to Lessee and ThermoLase.

             7.6 Audit Rights. At any time during normal business hours and upon reasonable notice, ThermoLase, or an independent certified public accountant designated by ThermoLase, shall have the right, at ThermoLase's expense, to audit and inspect the Financial Records at the Facilities, including those operated by a sublicensee, for the purpose of verifying the accuracy thereof and of the payment of rent required to be made by Lessee under the terms of this Agreement. If, as a result of such audit or inspection, ThermoLase shall determine that the rent paid by Lessee to ThermoLase with respect to the period covered by such audit or inspection is less than the rent payable hereunder by Lessee to ThermoLase with respect to said period, ThermoLase shall promptly furnish to Lessee a copy of such audit or inspection report (the "Deficiency Report") setting forth the amount of the deficiency (the "Deficiency") and showing, in reasonable detail, the basis upon which the Deficiency was determined. If Lessee disagrees with the Deficiency Report, it shall have thirty (30) days within which to initiate arbitration pursuant to Section 13.6 below. If Lessee does not initiate arbitration, or the arbitrators determine that the Deficiency is correct or that Lessee owes ThermoLase a different amount (the "Modified Deficiency"), then Lessee shall pay to ThermoLase, within thirty (30) days following receipt of the Deficiency Report, or the arbitrators' decision, as the case may be, a sum equal to the Deficiency, or the Modified Deficiency, together with a late fee thereon at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate allowed by applicable law, calculated from the date when such amount was originally due through the date of payment. If the Deficiency or Modified Deficiency is an amount equal to or greater than five percent (5%) of the rent payable by Lessee to ThermoLase with respect to the period covered by such audit or inspection, Lessee shall promptly reimburse ThermoLase upon demand for the reasonable cost of such audit or inspection. ThermoLase shall exercise the same degree of care to safeguard the confidentiality of the Financial Records as ThermoLase would exercise in safeguarding its own similar confidential information; provided, however, that ThermoLase shall be entitled to use the Financial Records in any proceeding to enforce its rights pursuant to this Agreement or as may be otherwise required by law.

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        8.   CONFIDENTIALITY

             8.1 Protection. Lessee acknowledges and agrees that ThermoLase has disclosed, and shall continue to disclose, to Lessee in connection with the use of the SoftLight Lasers and performance of this Agreement certain confidential information of ThermoLase regarding its business operations, trade secrets, know-how, customer information, pricing, marketing data and other information of a confidential nature relating to the SoftLight Lasers and the SoftLight Procedures, including, without limitation the terms of this Agreement and the User Manual (collectively, the "ThermoLase Confidential Information"). The ThermoLase Confidential Information shall remain the sole and exclusive property of ThermoLase and Lessee shall have no interest or rights with respect thereto, except to the extent expressly provided in this Agreement. Lessee agrees to maintain the confidentiality of the ThermoLase Confidential Information. Notwithstanding the foregoing provisions of this Section 8.1, Lessee shall have the right to disclose any information that it can demonstrate by clear and convincing evidence (i) was rightfully possessed by Lessee before it was received from ThermoLase, (ii) is or becomes public otherwise than through any act or default of Lessee, or (iii) is required by law, court order or stock exchange rule to be disclosed, provided Lessee notifies ThermoLase in writing prior to making any such disclosure so as to afford to ThermoLase a reasonable opportunity to object or seek an appropriate protective order with respect to such disclosure.

             8.2 Equitable Relief. Due to the fact that the unauthorized use, transfer, dissemination or disclosure of the ThermoLase Confidential Information would cause irreparable harm to ThermoLase, if Lessee breaches the provisions of this Article 8, ThermoLase shall be entitled, in addition to any other rights and remedies available to ThermoLase, to obtain equitable relief, including without limitation injunctive relief. If ThermoLase receives confidential information from Lessee, ThermoLase shall maintain such information in confidence. If ThermoLase improperly discloses such information, then Lessee shall be entitled, in addition to any other rights and remedies available to Lessee, to obtain equitable relief, including without limitation injunctive relief.

        9.   INSURANCE.

             Lessee shall operate the business in strict compliance with all applicable requirements of the Saudi Arabia Ministry of Health. Lessee shall carry such insurance for the risks of the business as is customary in Saudi Arabia and commercially available. Lessee shall consult with ThermoLase regarding the appropriate extent of insurance coverage.

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        10.  INDEMNIFICATION.

             10.1 By Lessee. Subject to the provisions of Article 11 below, Lessee shall indemnify, defend and hold harmless ThermoLase, its parents, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all actions, causes of action, suits, claims, or demands by, or damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to, a third party to the extent arising from or in connection with (i) the negligence (including without limitation professional malpractice) or willful misconduct of Lessee, its agents, employees, representatives or contractors; (ii) failure of Lessee to perform the SoftLight Procedures in accordance with the protocols set forth in the User Manual; (iii) failure to operate and maintain each Facility in accordance with the User Manual; or (iv) any employee, agent or representative of Lessee under any applicable termination, labor, social security or other similar laws or regulations.

             10.2 By ThermoLase. Subject to the provisions of Article 11 below, ThermoLase shall indemnify, defend and hold harmless Lessee, its parents, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all actions, causes of action, suits, claims, or demands by, or damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to, a third party to the extent arising from or in connection with the negligence or willful misconduct of ThermoLase, its agents, employees, representatives or contractors.

             10.3 Procedures. The indemnified party shall provide written notice within 7 days of any third party claim to the indemnifying party. The indemnifying party shall have the right to assume exclusive control of the defense of such claim or, at the option of the indemnifying party, to settle the same provided that no settlement that imposes any obligation on the indemnified party or affects the indemnified party rights under this Agreement may be made without the prior written consent of the indemnified party. The indemnified party agrees to reasonably cooperate with the indemnifying party in connection with the performance of the indemnifying party's obligations under this Article. In the event that the indemnifying party fails to perform its defense obligations hereunder, the indemnified party shall have the right to do so at the indemnifying party's expense.

        11.  LIMITATION OF LIABILITY.

             11.1 Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, including without

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        limitation the provisions of Article 10 above, neither party hereto shall be liable to the other for any indirect, special, consequential, incidental or punitive damages (including without limitation damages for loss of use of facilities or equipment, loss of revenue, loss of profits or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party and (ii) whether either party has been informed of the possibility of such damages.

             11.2 No Warranty. THERMOLASE PROVIDES HEREIN NO WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF NON-INFRINGEMENT IN SAUDI ARABIA, OR AS TO THE RESULTS THAT MAY BE ATTAINED BY THE PERFORMANCE, PRACTICE OR OPERATION OF THE SOFTLIGHT PROCEDURES, INCLUDING WITHOUT LIMITATION THE SOFTLIGHT LASERS.

        12.  TERM AND TERMINATION; RESTRICTIVE COVENANT.

             12.1 Term. The initial term of this Agreement shall commence on the Effective Date and continue for five (5) years from the date on which the first Facility opens to the public, unless sooner terminated as set forth herein, and shall be automatically renewed for successive five (5) year terms so long as Lessee is in full compliance with all terms and conditions of this Agreement.

             12.2 Termination.

                  (a)  This Agreement may be terminated by ThermoLase:

                       (i) in the event of a breach by Lessee of any material obligation hereunder (e.g., default in payment, unauthorized disclosure of ThermoLase Confidential Information) that is not cured within forty-five (45) days following written notice thereof; or

                       (ii) at any time after one year from the date on which the first Facility opens to the public if during any semiannual period the total revenue to ThermoLase from Lessee does not equal or exceed *********** times the number of SoftLight Lasers which are in operable condition during such period; or

                       (iii) in the event of the occurrence of a change in control of Lessee which has, or in the reasonable opinion of ThermoLase could have, a material adverse effect on the business, prospects or operations of Lessee and the failure of Lessee to promptly pursue (within forty-five (45) days after receiving written notice thereof from ThermoLase) a remedy designed to cure (in the reasonable judgment of ThermoLase) ThermoLase's objections to such change; or


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                       (iv) in the event Lessee contests the validity of
        the Licensed Technology or the ownership thereof by ThermoLase;
        or

                       (v)  in the event of the termination of the
        Franchise and License Agreement between ThermoLase and Lessee.

                  (b) This Agreement may be terminated without cause by Lessee upon sixty (60) days written notice to ThermoLase.

             12.3 Termination Upon Occurrence of Certain Events. ThermoLase may terminate this Agreement, effective immediately and without the requirement of any notice if Lessee: (i) files for or consents to a general assignment for the benefit of creditors, (ii) files a petition in bankruptcy or liquidation, or is adjudicated bankrupt or insolvent or takes similar actions under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled debtor, or
        (iii) is the subject of an involuntary bankruptcy or insolvency proceeding which is not fully dismissed within forty-five (45) days.

             12.4 Additional Rights of ThermoLase. This Agreement may be suspended by ThermoLase, effective immediately upon written notice to Lessee, in the event that the marketing clearance granted to ThermoLase by the U.S. Food and Drug Administration (the "FDA") or any Saudi Arabian regulatory authority with respect to the SoftLight Procedures is revoked, rescinded or suspended for any reason, or any adverse regulatory action is undertaken by the FDA or any Saudi Arabian regulatory authority with respect to the validity or scope of such marketing clearance. If a favorable outcome is achieved with respect to the matter under which this Agreement was suspended, then the terms and conditions of this Agreement shall thereafter be resumed.

             12.5 Effect of Termination. Upon expiration or earlier termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease, except that Lessee shall be obligated to pay to ThermoLase all outstanding rent and other amounts payable with respect to the period prior to the effective date of such expiration or earlier termination. Upon such expiration or earlier termination, Lessee shall cease all use of the SoftLight Lasers, and ThermoLase shall remove the SoftLight Lasers, SoftLight Lotion, all User Manuals and any other materials in Lessee's possession that are related to the SoftLight Lasers within thirty (30) days. Lessee shall provide free and ready access to ThermoLase to each Facility, at ThermoLase's convenience, for the repossession of the SoftLight Lasers, the SoftLight Lotion, the User Manuals and any other materials in Lessee's possession that are related to the SoftLight Lasers. The SoftLight Lasers shall be repossessed by ThermoLase free of all liens and encumbrances and in good working order and repair, reasonable wear and tear only excepted.

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             12.6 No Rights to Compensation Upon Expiration or
        Termination. In the event of a termination pursuant to any of the provisions of this Agreement or upon expiration of this Agreement, ThermoLase shall not have any obligation to Lessee, or to any employee of Lessee, for compensation or for damages of any kind, whether on account of the loss by Lessee or such employee of present or prospective sales, investments, compensation or goodwill. Similarly, Lessee shall not have any obligation to ThermoLase or any employee of ThermoLase for compensation or for damages of any kind by reason of the termination or expiration of this Agreement, except for any amounts that may be due and outstanding under this Agreement as of the date of termination..

             12.7 Survival. Notwithstanding anything to the contrary contained herein, the provisions of Sections 12.5 through 12.7 and Articles 7, 8, 9, 10, 11 and 13 of this Agreement shall survive any expiration or earlier termination of this Agreement according to their respective terms.

        13.  MISCELLANEOUS

             13.1 Relationship of the Parties. The parties acknowledge that no relationship of partnership, joint venture or employment is created by this Agreement and that neither party shall have any right, power or authority to act for or to bind the other party in any way except to the extent expressly provided in this Agreement. Without in any way limiting the foregoing, Lessee shall be solely responsible at all times during the term of this Agreement for all aspects of the professional services delivered at each Facility and for the selection, training, professional direction, supervision and employment of all persons, who are licensed, registered or certified by the jurisdiction in which each Facility is located to perform such services (collectively, the "Professional Staff"). No provision of this Agreement is intended, nor shall it be construed, to permit ThermoLase to affect or influence the professional judgment of any member of the Professional Staff involved in the performance of the SoftLight Procedures at a Facility.

             13.2 Lessee Operations. Lessee shall comply with all national, supra-national, provincial and local laws, rules, orders, ordinances and regulations of any governmental or other public authority applicable to the operation of the SoftLight Lasers.

             13.3 Representation and Warranties. Lessee represents and warrants that all of the information relating to Lessee set forth on Schedule A attached hereto is true, complete and correct. ThermoLase represents and warrants that all of the information relating to ThermoLase set forth on Schedule B attached hereto is true, correct and complete.
                                       12PAGE
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             13.4 Notices.  Whenever by the terms of this Agreement,
        notice, demand or other communication shall or may be given to either party, the same shall be in writing and, addressed if to Lessee at the address set forth at the beginning of this Agreement and if to ThermoLase at ThermoLase Corporation, 10455 Pacific Center Court, San Diego, CA 92121, Attn: President or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified air mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the tenth (10th) Business Day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a Business Day, the next succeeding Business
        Day).

             13.5 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of England, excluding:
        (i) its conflict of laws principles; (ii) the United Nations Convention on Contracts for the International Sale of Goods; and
        (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

             13.6 Arbitration.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by ThermoLase, one to be appointed by Lessee and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the Presiding Judge of the London Court of International Arbitration ("LCIA").

                  (b) The arbitration shall be conducted in English and in accordance with the commercial arbitration rules of the LCIA, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in London, England, and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of England, excluding: (i) its conflict of laws principles; (ii) the United Nations Convention on Contracts for the International Sale of Goods; and (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including

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        without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction.

             13.7 Entire Agreement. This Agreement constitutes the sole and entire agreement between ThermoLase and Lessee with respect to the subject matter hereof, supersedes all prior agreements between the parties either written or oral and shall not be supplemented, amended, varied or modified in any manner except by an instrument in writing signed by duly authorized representatives of both parties.

             13.8 Waiver. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

             13.9 Remedies Cumulative. Any and all rights and remedies which either party may have under this Agreement, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

             13.10 Headings. Article and Section headings and the organization of this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

             13.11 Costs. Except as otherwise expressly provided herein, each party shall bear its own costs and expenses in performing its obligations under this Agreement. In the event that one party to this Agreement commences an arbitration or other action against the other party to this Agreement, the prevailing party shall be entitled to recover its costs resulting from such arbitration or action from the non-prevailing party to the extent so provided in the arbitration award or judgment.

             13.12 Force Majeure. Neither party shall be deemed to be in default under this Agreement if prevented from performing any obligation hereunder (other than a payment obligation which arose prior to the event of force majeure) for any reason beyond its reasonable control, including without limitation Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is

                                       14PAGE
        agreed that financial inability shall not be a matter beyond a party's reasonable control.

             13.13 Successors and Assigns. This Agreement is personal to Lessee and has been entered into in reliance upon the competence and skill of Lessee. Accordingly, Lessee may not assign this Agreement, except to an entity controlled by or under common control with Lessee, without the prior written consent of ThermoLase, which consent may be withheld in ThermoLase's sole and absolute discretion. ThermoLase may assign this Agreement upon written notice to Lessee. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             13.14 Authority. The individuals executing this Agreement hereby represent and warrant that they are empowered and duly authorized to so execute this Agreement on behalf of the parties they represent.

             13.15 Severability. If any provision of this Agreement is declared invalid or unenforceable by a court or other tribunal having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court or tribunal. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

             13.16 Definition of Business Day. For the purposes of this Agreement, a "Business Day" means a day on which banks are open for business in San Diego, California and Riyadh, Saudi Arabia.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.

        THERMOLASE CORPORATION             MEDICAL SUPPLY & SERVICE CO.


        By: John C. Hansen                 By: Ibrahim El Khereiji
            -----------------------           -------------------------
        Name:  John C. Hansen              Name:
        Title: President and CEO           Title:




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                                   Schedule A

                    Representations and Warranties of Lessee



             Lessee represents and warrants to ThermoLase as follows:

             (i) Lessee is a Saudi Arabian company duly organized, validly existing and in good standing under the laws of Saudi Arabia, with requisite powers adequate for executing and delivering, and performing its obligations under, this Agreement;

             (ii) the execution, delivery and performance of this Agreement by Lessee have been duly authorized by all necessary action on the part of Lessee; and

             (iii) the execution, delivery and performance of this Agreement by Lessee do not and will not conflict with or contravene any provision of the charter documents of Lessee or, in any material respect, any agreement, document, instrument, indenture or other obligation of Lessee.



















                                       16PAGE
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                                   Schedule B

                  Representations and Warranties of ThermoLase



             ThermoLase represents and warrants to Lessee as follows:

             (i) ThermoLase is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;


             (ii) the execution, delivery and performance of this Agreement by ThermoLase have been duly authorized by all necessary corporate action on the part of ThermoLase; and

             (iii) the execution, delivery and performance of this Agreement by ThermoLase do not and will not conflict with or contravene any provision of the charter documents or by-laws of ThermoLase or, in any material respect, any agreement, document, instrument, indenture or other obligation of ThermoLase.